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                                                                   Exhibit 10v

                       INDEPENDENT CONTRACTOR AGREEMENT

          THIS AGREEMENT, entered into on December 12, 1995, between Computer Network Technology Corporation, a Minnesota corporation ("CNT"), and Bruce T. Coleman ("Consultant").

          WHEREAS, CNT desires to retain Consultant under the terms and conditions of this Agreement and Consultant desires to be retained by CNT under such terms and conditions.

          NOW THEREFORE, in consideration of the respective covenants and commitments of CNT and Consultant set forth in this Agreement, CNT and Consultant agree as follows:

          1. Engagement of Consultant; Term. (a) CNT hereby engages Consultant to serve as Acting President and Chief Executive Officer of CNT and Consultant hereby accepts such engagement. In such capacity, Consultant shall perform such duties and assume such responsibilities as the Board of Directors (the "Board") of CNT may from time to time assign to him. Consultant shall devote his full-time and attention to providing services under this Agreement.

          (b) The Board shall elect Consultant to serve as a director of CNT, provided Consultant shall not be (i) considered an "Outside Director" for purposes of CNT's 1992 Stock Award Plan nor (ii) eligible to receive the $2,500 quarterly retainer paid to directors who are not employees of CNT. Upon the request of a majority of the other members of the Board, Consultant shall resign as a director of CNT.

          (c) Either party may terminate this Agreement at any time in its discretion, with or without cause, provided the parties initially expect that Consultant's engagement shall terminate when CNT engages a permanent chief executive officer. The last sentence of Section 1(b) shall survive the termination of this Agreement.

          2. Compensation. (a) As a partial inducement to Consultant to accept this engagement, CNT shall pay to Consultant the nonrefundable lump sum of $60,000 on or before December 31, 1995. Commencing March 12, 1996, CNT shall pay to Consultant the monthly fee of $20,000 as compensation for Consultant's provision of services under this Agreement. If Consultant's engagement extends after June 11, 1996, the parties shall agree on Consultant's continuing compensation.

          (b) The monthly fee shall be payable in arrears on the 15th day of each calendar month. Consultant shall receive a ratable payment for any partial month of service under this Agreement. Consultant shall pay all federal, state, and local taxes with respect to amounts paid to Consultant under this Agreement.

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          (c)  CNT shall either provide for the payment of or reimburse
Consultant for reasonable expenses associated with Consultant's provision of services under this Agreement.

          (d) As of December 12, 1995, the Compensation Committee of the Board shall grant to Consultant the nonqualified option to purchase 30,000 shares of common stock of CNT at fair market value on the date of grant. The option shall vest in six equal monthly installments, commencing on December 31, 1995, so long as Consultant's engagement under this Agreement continues, provided if Consultant's engagement terminates prior to the vesting of the last installment the Board would consider in its discretion whether or not to accelerate the vesting of all or a portion of the unvested options. The terms of the nonqualified stock option shall be the subject of a separate agreement that shall supersede the provisions of this Section 2(d).

          (e) Except as expressly provided in this Section 2, Consultant shall not receive any compensation or benefits in connection with his provision of services under this Agreement.

           3. Protection of Confidential Information. (a) Consultant shall not disclose or provide Confidential Information, as defined in Section 3(b), to any person other than persons whom Consultant reasonably believes, in connection with his performance of services under this Agreement, should receive such information. Upon the termination of Consultant's engagement by CNT, Consultant shall return or destroy all Confidential Information, copies, and extracts thereof in Consultant's possession.

          (b) "Confidential Information" includes Trade Secrets, Business Plans, and Personnel Information of CNT and its customers and other third parties with which it has established contractual relations, where:

     (i) "Trade Secrets" means information that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The existence of a Trade Secret shall not be negated merely because a person has acquired a Trade Secret without express or specific notice that it is a Trade Secret if, under all the circumstances, such person knows or has reason to know that the party who owns the information or has disclosed it intends or expects the secrecy of the type of information comprising the Trade Secret to be maintained;

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     (ii)  "Business Plans" means, without limitation, any and all information pertaining to proposed products, proposed technologies, current or proposed marketing plans, current or proposed product tests, current or proposed product or service pricing, and financial projections; and

     (iii) "Personnel Information" means information about the names, addresses, duties, or other personal characteristics of employees of CNT, its customers, or others with which it has established contractual relations.

          (c) Consultant acknowledges that monetary relief would be inadequate to fully compensate CNT for damages resulting from any breach by Consultant of this Section 3. Accordingly, in the event of any actual or threatened breach of such provision, CNT shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.

           4. Miscellaneous. (a) During the period of this Agreement and for one year after its termination, Consultant shall not recruit or hire any employee of CNT during the term of this Agreement on behalf of any other firm, without the prior written consent of CNT.

          (b)  This Agreement may not be assigned by either party.

          (c) This Agreement shall be governed by the laws of the State of Minnesota.

          (d) This Agreement evidences the entire understanding and agreement of the parties hereto relative to the consulting arrangement between Consultant and CNT and the other matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both Consultant and CNT.

          (e) To the extent any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. Consultant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

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          IN WITNESS WHEREOF, CNT and Consultant have executed this Agreement as of the date set forth in the first paragraph.

                         COMPUTER NETWORK TECHNOLOGY
                           CORPORATION


                         By: /S/ John A. Rollwagen
                            ----------------------------------------
                            John A. Rollwagen, Chairman of the Board


                         /S/ Bruce T. Coleman
                         -------------------------------------------
                         Bruce T. Coleman

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